UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 30, 2020

TrueBlue, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction
of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington 98402
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:    (253) 383-9101

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	TBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2020, TrueBlue, Inc. (the “Company”) announced Richard Christensen has been promoted to Senior Vice President and Chief Accounting Officer of the Company, effective December 26, 2020. Mr. Christensen, age 44, joined the Company in 2015 as Vice President, Controller and has most recently served as Senior Vice President Finance and Corporate Controller. Before joining the Company, he served in a variety of senior financial positions with Itron, Inc. and in the audit practice of the accounting firm Deloitte Touche Tohmatsu Limited.

The Company previously provided notice of the transition to retirement of Mr. Christensen’s predecessor, Mr. Norman Frey, in an 8-K report on October 28, 2019. Mr. Frey will continue to serve the Company in another role and will be available to assist in an orderly transition of his responsibilities.

In connection with Mr. Christensen’s appointment as Senior Vice President and Chief Accounting Officer, the Company and Mr. Christensen amended certain terms of his employment agreement (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Christensen earns an annual base salary of $275,000, and is eligible to receive additional annual compensation consisting of (a) a cash bonus of up to 40% of his base salary, and (b) restricted stock units with a grant date value of up to 40% of his base salary. Mr. Christensen’s potential cash bonus and restricted stock unit compensation will be subject to achievement of certain performance objectives.

The Employment Agreement does not provide for any specific or minimum term or duration, and Mr. Christensen’s employment is terminable at will. If the Company terminates Mr. Christensen’s employment without Cause, or Mr. Christensen voluntarily terminates his employment for Good Reason (each as defined in the Employment Agreement), he will be entitled to receive 100% of his base salary during a one year severance period. In addition, he will be paid a bonus for the year of termination, prorated for the portion of the year worked and subject to actual performance results, and unvested restricted equity awards outstanding at the time of such termination will vest as if Mr. Christensen had worked during the one year severance period.

The foregoing descriptions of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Mr. Christensen and the Company are also parties to a Non-Competition Agreement and an Executive Indemnification Agreement, the forms of which have previously been filed by the Company and are referred to in Item 9.01 of this Form 8-K as Exhibit 10.2 and Exhibit 10.3, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d)Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	File No.	Date of First Filing
10.1	Employment Agreement, effective January 27, 2020, by and between TrueBlue, Inc. and Richard Christensen	X

10.2	Form Non-Competition Agreement, effective February 10, 2020, by and between TrueBlue, Inc. and Richard Christensen		10-K	001-14543	2/24/2020

10.3	Form Executive Indemnification Agreement, effective February 20, 2020, by and between TrueBlue, Inc. and Richard Christensen		10-K	001-15543	2/24/2020

104	Cover page interactive data file - The cover page from this Current Report on Form 8-K is formatted as Inline XBRL	X

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date:	December 30, 2020	By:	/s/ Garrett Ferencz
Garrett Ferencz
Executive Vice President, Chief Legal Officer